Exhibit 3.1

E-Filed

Colorado Secretary of State
Date and Time: 08/21/2007 01:54 PM
Id Number: 20061361085

Document number: 20071383516

Document processing fee
If document is filed on paper $125.00
If document is filed electronically **$ 25.00**
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 20061361085

1. Entity name: Disaboom, Inc.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: ______
(if applicable)

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ______
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ______
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

AMD_PC Page 1 of 2 Rev. 11/15/2005

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Waltz Peter F
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(Last) (First) (Middle)

6400 S. Fiddlers Green Cir
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(Street name and number or P.O. information

Suite 1000
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Greenwood Village CO 80111
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 (City) (State) (Zip code)

                            United States
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(Province-if applicable)(Country-if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals)

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments

Attachment 1

Addendum to Articles of Amendment

ADDENDUM
TO
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DISABOOM, INC.

1.	The first paragraph of the section of the Additional Provisions to the Articles of Incorporation of Disaboom, Inc. entitles “Capital” is amended to read as follows:

The aggregate number of shares of all classes of capital stock which this corporation (“Corporation”) shall have authority to issued is 75,000,000 shares, of which 10,000,000 shares shall be shares of preferred stock, par value $.0001 per share (“Preferred Stock”), and 65,000,000 shares shall be shares of common stock, par value of $.0001 per share (“Common Stock”).